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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                 August 9, 2002

                               Acterna Corporation

             (Exact name of registrant as specified in its charter)

            Delaware                     000-07438               04-2258582
(State or other jurisdiction of    (Commission File No.)       (IRS Employee
         incorporation)                                      Identification No.)

                             20410 Observation Drive
                           Germantown, Maryland 20876
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (301) 353-1550




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Item 2.  Acquisition and Disposition of Assets.
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         (a) On August 9, 2002, the Registrant and its wholly-owned subsidiary,
Acterna LLC, a Delaware limited liability company ("Acterna LLC"), consummated the transactions contemplated under an agreement (the "Stock Purchase Agreement"), dated June 13, 2002, with Rockwell Collins, Inc., a Delaware corporation ("Rockwell Collins"), pursuant to which Acterna LLC sold to Rockwell Collins (i) all of the issued and outstanding shares of the capital stock of Airshow, Inc., a Delaware corporation and wholly-owned indirect subsidiary Acterna LLC and (ii) all of the issued and outstanding shares of the capital stock of Airshow France S.A.R.L., a societe a responsabilite limitee and wholly-owned indirect subsidiary of Acterna LLC in exchange for aggregate cash consideration of $160 million, subject to adjustment.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------
         (b) Pro forma financial information required pursuant to Article 11 of Regulation S-X is included in this Report as the following exhibit and is incorporated herein by reference.

         Exhibit 99.1:  Unaudited Pro Forma Financial Statements.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ACTERNA CORPORATION

Date:  August 23, 2002

                                     By:  /s/  John D. Ratliff
                                         --------------------------------------
                                         Name:  John D. Ratliff
                                         Title:   Corporate Vice President and
                                                  Chief Financial Officer

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